UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 485-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 17, 2014, Astrotech Corporation, a Washington corporation (the “Company”), entered into a Stock Purchase Agreement with Sha-Chelle Manning, a member of the Board of Directors of the Company (“Seller”), pursuant to which the Company purchased from Seller 100,000 shares of the common stock, no par value, of the Company (“Common Stock”) at a purchase price of $2.56 per share, which was equal to the closing price of the Common Stock on the NASDAQ Capital Market on November 17, 2014 (the “Stock Purchase Agreement”).

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Stock Purchase Agreement, dated as of November 17, 2014, by and between Astrotech Corporation and Sha-Chelle Manning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROTECH CORPORATION

Date: November 18, 2014	By:	/s/Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Stock Purchase Agreement, dated as of November 17, 2014, by and between Astrotech Corporation and Sha-Chelle Manning.